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                                                                  Exhibit 99.1

                                              FOR FURTHER INFORMATION CONTACT:
                                                                   John Gaines
                                                        Vice President-Finance
                                                                (806) 374-8653





FOR IMMEDIATE RELEASE


                  CROSS-CONTINENT COMPLETES ACQUISITION OF
                     CHAISSON DEALERSHIPS IN LAS VEGAS


AMARILLO, TEXAS, JANUARY 6, 1998 -- CROSS-CONTINENT AUTO RETAILERS, INC. (NYSE: XC), today announced that it has completed the previously announced acquisition of Chaisson Motor Cars and Chaisson BMW, a multiple franchise dealership group operating in Las Vegas and Henderson, Nevada.

The purchase price approximated $18 million and consisted of $13.3 million in cash which was provided under the company's revolving line of credit, $2.0 million in Cross-Continent common stock and $2.7 million in notes payable to the sellers. The transaction will be accounted for as a purchase.

Chaisson Motor Cars operates a total of three new car facilities in Las Vegas and Henderson, Nevada. Chaisson is the exclusive dealership for BMW, Volkswagen, Audi, Land Rover and other specialty luxury vehicles in the Las Vegas market. Chaisson BMW commenced operations in a recently completed state-of-the-art facility located at the Henderson Auto Mall in May 1997.

For the eleven month period ended November 30, 1997, total revenue for the Chaisson dealerships approximated $85 million. The dealerships sold 1,331 new units, 593 used retail units and 513 wholesale units.

Total revenues were $70 million for the year ended December 31, 1996. In 1996 the dealerships sold 1,228 new units, 477 used retail units and 360 used wholesale units. Reported revenue and unit sales for 1996 do not include Chaisson BMW, in Henderson, Nevada, which commenced business in May 1997.

Bill Gilliland, chairman and chief executive officer of Cross-Continent, said "the addition of the Chaisson dealerships complements our strategy of acquiring high-quality, profitable dealerships in selected markets and enhances our market share in one of the fastest growing markets in the United States."

Gilliland noted the acquisition is a nice strategic fit for Cross-Continent in the Las Vegas market since Chaisson's facilities are located near the recently acquired Toyota and Nissan dealerships. "The close proximity of the dealerships will enable the company to expand our

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used vehicle sales operations, and will allow us to realize other benefits from such a tight cluster of operations in the Las Vegas market."

Following the completion of the Chaisson acquisition, Cross-Continent will represent nine different manufacturers in the Las Vegas market, which according to recent publications ranks as one of the nations fastest growing metropolitan areas.

The transaction represents the company's fourth acquisition following its initial public offering on September 24, 1996. On October 1, 1996, the company completed the acquisition of Lynn Hickey Dodge, in Oklahoma City. On April 10, 1997, the company completed the acquisition of two Toyota dealerships located in Las Vegas, Nevada and Denver, Colorado. On July 1, 1997, the company completed the acquisition of Sahara Nissan, Inc. which operates a Nissan dealership in Las Vegas, Nevada under the trade name Nissan West.

Cross-Continent Auto Retailers, Inc. owns and operates a group of franchised automobile dealerships in Texas, Oklahoma, Colorado and Nevada. Through these dealerships, the company sells new and used cars and light trucks, arranges related financing and insurance, sells replacement parts and provides vehicle maintenance and repair services.

Cross-Continent Auto Retailers, Inc. is listed on the New York Stock Exchange under the symbol XC.

CROSS-CONTINENT AUTO RETAILERS, INC. BELIEVES ITS SHAREHOLDERS BENEFIT FROM THE VIEWS OF MANAGEMENT ABOUT THE FUTURE OF THE COMPANY'S BUSINESS. INCLUDED HEREIN ARE FORWARD-LOOKING STATEMENTS, INCLUDING STATEMENTS WITH RESPECT TO ANTICIPATED REVENUE GROWTH, ACQUISITIONS AND PROFITABILITY. THERE ARE MANY FACTORS WHICH AFFECT MANAGEMENT'S VIEWS ABOUT FUTURE EVENTS AND TRENDS OF THE COMPANY'S BUSINESS. THESE FACTORS INVOLVE RISK AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS OR TRENDS TO DIFFER MATERIALLY FROM MANAGEMENT'S VIEW, INCLUDING WITHOUT LIMITATION ECONOMIC CONDITIONS, RISKS ASSOCIATED WITH ACQUISITIONS AND THE RISK FACTORS SET FORTH FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.